UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2011

REDDY ICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas  75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

Reddy Ice Holdings, Inc. (the “Company”) has been notified by the Antitrust Division of the Department of Justice (the “Division”) that documents and materials seized by the Division or provided to the Division by the Company in connection with the criminal investigation of the packaged ice industry will be returned to the Company.  This action by the Division normally indicates the conclusion of an investigation, and counsel for the Company has been advised that the criminal investigation into antitrust violations in the packaged ice industry has been formally closed by the Division.

In light of the conclusion of the criminal investigation into the packaged ice industry and the determination by the Division to take no action against the Company or any of its current or former employees, the special committee of the Board of Directors, formed on March 6, 2008 in response to that investigation, has been formally disbanded, effective January 3, 2011.

Ben D. Key, former Executive Vice President — Sales and Marketing, has voluntarily resigned from the Company; his resignation is effective as of February 28, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       January 4, 2011

REDDY ICE HOLDINGS, INC.

By:	/s/ Steven J. Janusek
	Name:	Steven J. Janusek
	Title:	Chief Financial and Accounting Officer

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